EXHIBIT 21.1

List of Subsidiaries of Mid-America Apartment Communities, Inc.

Alabama
Colonial Properties Services, Inc.
Colonial/DPL JV, LLC
CPSI-UCO Cypress Village II, LLC
CPSI-UCO Spanish Oaks, LLC
CPSI-UCO, LLC
Forty Seven Canal Place, LLC
Highway 31 Alabaster Two, LLC
Highway 31 Alabaster, LLC
Six Hundred Building Partners
Walkers Chapel Road, LLC

Delaware
HP-MAA Riverside, LLC
LaValencia at Starwood, LLC
Legacy at Western Oaks, LLC
MAA Arkansas REIT, LLC
MAA BRIK, LLC
MAA Highlands, LLC
MAA Holdings, LLC
MAA Holdings II, LLC
MAA TANC, LLC
MMFII Grand Cypress, LLC
MMFII Venue at Stonebridge Ranch, LLC
MMFII Verandas at Blairstone, LLC
Stone Ranch at Westover Hills, LLC
1755 Central Park Road Condominiums, LLC
2011 Lending LLC
Bham Lending, LLC
Capri at Hunters Creek Condominium, LLC
CMF 15 Portfolio, LLC
CMF 7 Portfolio, LLC
CMS/Colonial Multifamily Canyon Creek JV, LP
Colonial Commercial Contracting, LLC
Colonial Construction Services, LLC
Colonial Office Holdings LLC
Colonial Multifamily Canyon Creek GP, LLC
CP D'Iberville JV, LLC
CP Nord du Lac JV, LLC
CPSI James Island, LLC
CPSI Mizner, LLC
CPSI St. Andrews LLC
CRLP Bellevue, LLC
CRLP CPSI Nord du Lac Membership, LLC
CRLP CPSI Parkside Drive Membership, LLC
CRLP Crescent Lane, LLC
CRLP Frisco Bridges LLC
CRLP Huntsville TIC Investor I LLC
CRLP Huntsville TIC Investor II LLC
CRLP Huntsville TIC Investor III LLC
CRLP Twin Lakes, LLC
CRLP Valley Ranch, LLC
Heathrow 3, LLC
Heathrow 4, LLC
Heathrow I, LLC

McDowell-CRLP McKinney JV, LLC
Montecito James Island, LLC
Montecito Mizner, LLC
Montecito St. Andrews, LLC
Sam Ridley, LLC
The Azur at Metrowest, LLC
The Colonnade/CLP LLC

Georgia
Merritt at Godley Station, LLC
ML James Island Apartments, L.P.
Regents Park Phase II, LLC
Regents Park, LLC

North Carolina
Midtown Redevelopment Partners, LLC
Trinity Commons Apartments, LLC
Trinity Commons II, LLC

Tennessee
Mid-America Apartments, L.P.
Parkside Drive Farragut, LLC
Parkside Drive, LLC

Texas
MAA of Copper Ridge, Inc